Exhibit 99.1


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FOR IMMEDIATE RELEASE:

Date:  October 12, 2004
Contact: R. Miles Ledgerwood
         President
         (505) 443-2500

                           Alamogordo Financial Corp.
                     Announces Intention to Deregister with
                       Securities and Exchange Commission

         Alamogordo, New Mexico. October 12, 2004 - Alamogordo Financial Corp. (OTCBB:ALMG.OB) announced today that its board of directors has approved the termination of the Company's common stock registration under the Securities and Exchange Act of 1934.

         The obligation of the Company to file periodic reports with the Securities and Exchange Commission (the "SEC"), including reports on Forms 10-KSB, 10-QSB and 8-K, will cease upon filing of the Form 15. Once the Form 15 is effective, which is expected to be within 90 days of filing, the obligations of the Company to file proxy statements with the SEC will also cease.

         According to R. Miles Ledgerwood, President, "We believe that the continuing increased costs and administrative burdens of public company status, including our reporting obligations with the SEC, outweigh the benefits of public reporting." Mr. Ledgerwood emphasized, "This action will in no way change the way Alamogordo Financial Corp. conducts its business, and Alamogordo Financial Corp. will continue to provide certain information to stockholders on a periodic basis."

         In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the SEC, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.